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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DRS TECHNOLOGIES, INC.
*And the Subsidiary Guarantors listed below
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3812 (Primary Standard Industrial Classification Code Number)	13-2632319 (I.R.S. Employer Identification No.)
5 Sylvan Way Parsippany, New Jersey 07054 (973) 898-1500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Nina Laserson Dunn, Esq. Executive Vice President, General Counsel and Secretary DRS Technologies, Inc. 5 Sylvan Way Parsippany, New Jersey 07054 (973) 898-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrants

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities (which may be senior or subordinated, convertible or non-convertible), Preferred Stock, Warrants, Common Stock, Guarantees of Debt Securities	(1)(2)	(1)(2)	(1)(2)	(3)(4)

(1)
Not applicable pursuant to Form S-3 General Instruction II(E).
(2)
An indeterminate aggregate initial offering price or number of debt securities, preferred stock, warrants, common stock of DRS Technologies, Inc. and guarantees of debt securities by some of our subsidiaries is being registered as may from time to time be issued at indeterminate prices. In accordance with Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to $250,000,000 aggregate initial offering price of securities previously registered under Registration Statement No. 333-101315 that have not yet been issued and sold.
(3)
We also are registering an indeterminate amount of guarantees by certain of our subsidiaries of debt securities. No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act no additional filing fee is required in connection with such guarantees of the debt securities.
(4)
In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee, except for $23,000 that has been paid previously with respect to $250,000,000 aggregate initial public offering price of securities that already were registered pursuant to Registration Statement No. 333-101315 that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

TABLE OF ADDITIONAL REGISTRANTS

Names of Additional Registrant*	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
NAI Technologies, Inc.	New York	3571	11-1798773
DRS Electronic Systems, Inc.	Delaware	3812	22-3256179
DRS Surveillance Support Systems, Inc.	Delaware	3812	59-3738936
DRS Technical Services, Inc.	Delaware	7378	95-3770449
DRS Power & Control Technologies, Inc.	Delaware	3621	42-1537952
DRS Electric Power Technologies, Inc.	Delaware	3621	65-1165812
DRS Power Technology, Inc.	Delaware	3621	41-2085595
DRS Tactical Systems, Inc.	Florida	3571	58-2487888
DRS Engineering Development Labs, Inc.	Ohio	3571	31-1176055
DRS Signal Technologies, Inc.	Ohio	3812	58-2417599
DRS Signal Recording Technologies, Inc.	Maryland	3812	52-1524153
DRS Systems Management Corporation	Delaware	3812	22-3263915
DRS Optronics, Inc.	Delaware	3812	59-3321536
DRS Sensors & Targeting Systems, Inc.	Delaware	3812	52-2335339
DRS FPA, Inc.	Delaware	3812	22-3603943
DRS Infrared Technologies, L.P.	Delaware	3812	22-3611280
DRS Unmanned Technologies, Inc.	Delaware	3812	22-3593065
DRS Data & Imaging Systems, Inc.	Delaware	3829	94-2260549
DRS Technologies Canada, Inc.	Delaware	3669	22-3593066
DRS Communications Company, LLC	Delaware	3669	52-2248383
DRS Systems, Inc.	Delaware	3812	22-3422328
Night Vision Equipment Co., Inc.	Delaware	3812	11-3684395
DRS International, Inc.	Delaware	3721	22-3593067
Integrated Defense Technologies, Inc.	Delaware	3812	13-4027646
Tech-Sym Corporation	Nevada	3669	74-1509818
DRS Test & Energy Management, Inc.	Delaware	3669	38-2774090
DRS EW & Network Systems, Inc.	Delaware	3699	13-4052297
DRS Signal Solutions, Inc.	Delaware	3699	38-3662361
DRS Training & Control Systems, Inc.	Florida	3699	59-1118491
DRS Tactical Systems Global Services, Inc.	Florida	7378	59-2209179
DRS Codem Systems, Inc.	Delaware	7371	20-2698603
Maxco, Inc.	Missouri	9995	N/A

*
Addresses and telephone numbers of principal executive offices are the same as those of DRS Technologies, Inc.

PROSPECTUS

DRS Technologies, Inc.

        The following are types of securities that we may offer, issue and sell from time to time, together or separately:

  •
  debt securities, which may be senior debt securities or subordinated debt securities and may be convertible;

  •
  shares of our preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase debt or equity securities; and

  •
  guarantees of debt securities by some of our subsidiaries.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities through one or more underwriters, dealers and agents, securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

        To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol "DRS." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2006

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "DRS," "we," "our," or "us" refer to DRS Technologies, Inc., and its direct and indirect subsidiaries.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of debt securities, preferred stock, common stock, warrants and guarantees of debt securities by some of our subsidiaries, as described in this prospectus, in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        To the extent that this prospectus is used by any selling security holder to resell any securities, information with respect to the selling security holder and the terms of the securities being offered will be contained in a prospectus supplement.

        You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov and under the heading "Investor Info" on our corporate website at www.drs.com. Our common stock is listed and traded on the New York Stock Exchange, Inc. under the trading symbol "DRS." Our reports, proxy statements and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended March 31, 2005, which we filed with the SEC on June 14, 2005;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005, which we filed with the SEC on August 8, 2005 and November 9, 2005, respectively; and

  •
  our Current Reports on Form 8-K, which we filed with the SEC on April 7, 2005, May 17, 2005 and September 23, 2005.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering.

        We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054
Attention: Investor Relations
Phone: (973) 898-1500

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus and the documents incorporated by reference herein contain these types of statements. We make these statements directly in this prospectus and in the documents filed with the SEC that are incorporated by reference in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements.

        These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

  •
  our operating results may not be as expected;

  •
  competitive pressure among companies in the industries in which we operate may increase significantly;

  •
  costs or difficulties related to the integration of any businesses we acquire may be greater than expected;

  •
  adverse changes in the interest rate environment may reduce interest margins, adversely affect our asset values or increase our borrowing costs;

  •
  general economic conditions, whether nationally or in the market areas in which we conduct business, may be less favorable than expected;

  •
  changes in defense spending and procurement policies;

  •
  legislation or regulatory changes may adversely affect the businesses in which we are engaged;

  •
  the uncertainty of acceptance of new products and successful bidding for new contracts;

  •
  the effect of technological changes or obsolescence relating to our products and services;

  •
  the effects of government regulation or shifts in government policy, as they may relate to our products and services; or

  •
  adverse changes may occur in the securities markets generally.

        All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference, in this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

DRS TECHNOLOGIES, INC.

        We are a leading supplier of defense electronic products and systems and defense services. We provide high-technology products and services to all branches of the U.S. military, major aerospace and defense prime contractors, government intelligence agencies, international military forces and industrial markets. We focus on several key areas of importance for the U.S. Department of Defense, such as intelligence, surveillance, reconnaissance, power management, advanced communications and network systems. Incorporated in 1968, we have served the defense industry for over 37 years. We are a leading provider of thermal imaging devices, combat display workstations, electronic sensor systems, power systems, battlefield digitization systems, air combat training systems, mission recorders and deployable flight incident recorders. Our products are deployed on a wide range of high-profile military platforms, such as DDG-51 Aegis destroyers, M1A2 Abrams Main Battle Tanks, M2A3 Bradley Fighting Vehicles, OH-58D Kiowa Warrior helicopters, AH-64 Apache helicopters, F/A-18E/F Super Hornet and F-16 Fighting Falcon jet fighters, C-17 Globemaster II and C-130 Hercules cargo aircraft, Trident submarines, Virginia class submarines and on several other platforms for military and non-military applications. We also have contracts that support future military platforms, such as the DD(X) destroyer, CVN-78 next generation aircraft carrier and Future Combat System.

        We are incorporated in Delaware, and the address of our principal executive office is 5 Sylvan Way, Parsippany, New Jersey 07054. Our telephone number is (973) 898-1500. Our Internet address is www.drs.com. drs.com is an interactive textual reference only, meaning that the information contained on the web site is not part of this prospectus by reference or otherwise.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

        Unless otherwise set forth in a prospectus supplement, we may not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended September 30,	Year Ended March 31,
	2005	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges(1)	2.8x	3.2x	3.5x	4.4x	3.5x	2.7x

(1)
For purposes of this calculation, earnings are defined as pre-tax income from continuing operations before minority interests and extraordinary item, plus fixed charges. Fixed charges are the sum of interest and related expenses and one-third of rent expense, which represents our estimate of the interest component of rent expense.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants and guarantees of debt securities by some of our subsidiaries that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be The Bank of New York. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of DRS Technologies, Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

        If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

        As of the date of this prospectus, we are authorized to issue up to 50,000,000 shares of common stock. At a special meeting of our stockholders to be held on January 30, 2006, our stockholders will vote upon a proposal to approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock to 100,000,000. Mellon Investor Services is the transfer agent and registrar for our common stock. Shares of common stock are listed on the New York Stock Exchange under the trading symbol "DRS."

        The following summary is not complete. You should refer to the applicable provision of our charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

        Holders of common stock are entitled to receive dividends in cash, property or shares of our stock when, as and if, declared by the board of directors, out of funds legally available for their payment, subject to the rights of holders of any preferred stock then outstanding.

Voting Rights

        Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. The holders of our common stock have one vote per share with respect to matters submitted to a vote of the stockholders.

Rights Upon Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

        The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

DESCRIPTION OF PREFERRED STOCK

        Under our amended and restated certificate of incorporation we are authorized to issue up to 2,000,000 shares of preferred stock, par value $10.00 per share, in one or more series. On the date of this prospectus, no shares of preferred stock were outstanding. The board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions.

        The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

  •
  the title of the series and the number of shares in the series;

  •
  the price at which the preferred stock will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

  •
  the voting rights, if any, of the holders of shares of the preferred stock being offered;

  •
  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred stock being offered on any securities exchange;

  •
  whether interests in the shares of the series will be represented by depositary shares;

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

  •
  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  information with respect to book-entry procedures, if any; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for DRS Technologies, Inc. by Nina Laserson Dunn, our general counsel, or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mark N. Kaplan, a member of our board of directors, is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Kaplan holds shares and options to purchase shares of our common stock.

EXPERTS

        The consolidated financial statements and schedule of DRS Technologies, Inc. as of March 31, 2005 and 2004, and for each of the years in the three-year period ended March 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        Our report dated June 9, 2005 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005, contains an explanatory paragraph that states that management's assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting of DRS Technologies, Inc. and subsidiaries excluded an evaluation of the internal control over financial reporting of acquired businesses, Night Vision Equipment Co., Inc. and Excalibur Electro Optics, Inc. associated with total assets of $43.3 million and total revenues of $18.4 million included in the consolidated financial statements of DRS Technologies, Inc. and subsidiaries as of and for the year ended March 31, 2005.

        The consolidated financial statements and schedule of DRS Technologies, Inc. as of March 31, 2004 and 2003, and for each of the years in the three-year period ended March 31, 2004, also have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined financial statements of Night Vision Equipment Co., Inc. and Excalibur Electro Optics, Inc. as of and for the year ended December 31, 2003, have been incorporated by reference herein in reliance upon the report of Buckno Lisicky & Company, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	#
Trustees' Fees and Expenses		37,000
Printing and Engraving Fees and Expenses		200,000
Accounting Fees and Expenses		250,000
Legal Fees		750,000
Miscellaneous		100,000

Total		$1,337,000

#
Deferred in reliance on Rule 456(b) and 457(r)

Item 15. Indemnification of Directors and Officers.

        Set forth below is a description of certain provisions of the certificate of incorporation of DRS and the General Corporation Law of the State of Delaware (DGCL), as such provisions relate to the indemnification of the directors and officers of DRS Technologies, Inc. This description is intended only as a summary and is qualified in its entirety by reference to the certificate of incorporation and the DGCL.

        The certificate of incorporation provides that DRS shall, to the full extent permitted by Sections 102 and 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL.

        Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 16. List of Exhibits.

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TECHNOLOGIES, INC.
By:	/s/ MARK S. NEWMAN
	Name:	Mark S. Newman
	Title:	Chairman of the Board, President, and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	Chairman of the Board, President, Chief Executive Officer, Director (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ IRA ALBOM Ira Albom	Director	January 6, 2006

/s/ DONALD C. FRASER Donald C. Fraser	Director	January 6, 2006
/s/ WILLIAM F. HEITMANN William F. Heitmann	Director	January 6, 2006
/s/ STEVEN S. HONIGMAN Steven S. Honigman	Director	January 6, 2006
/s/ C. SHELTON JAMES C. Shelton James	Director	January 6, 2006
/s/ MARK N. KAPLAN Mark N. Kaplan	Director	January 6, 2006
/s/ STUART F. PLATT RADM, Stuart F. Platt, USN (Ret)	Director	January 6, 2006
/s/ DENNIS J. REIMER General Dennis J. Reimer, USA (Ret.)	Director	January 6, 2006
/s/ ERIC J. ROSEN Eric J. Rosen	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS ELECTRONIC SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD DANFORTH Richard Danforth	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TECHNICAL SERVICES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD DANFORTH Richard Danforth	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SURVEILLANCE SUPPORT SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD DANFORTH Richard Danforth	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ STEVEN T. SCHORER Steven T. Schorer	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SYSTEMS MANAGEMENT CORPORATION
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEVE T. SCHORER Steve T. Schorer	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS POWER & CONTROL TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ EDWARD L. BARTLETT, JR. Edward L. Bartlett, Jr.	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS ELECTRIC POWER TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ EDWARD L. BARTLETT JR. Edward L. Bartlett, Jr.	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS POWER TECHNOLOGY, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ EDWARD L. BARTLETT, JR. Edward L. Bartlett, Jr.	President, Director (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ SALLY WALLACE Sally Wallace	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TACTICAL SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD P. MCNEIGHT Richard P. McNeight	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS ENGINEERING DEVELOPMENT LABS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN DIETRICH Alan Dietrich	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SIGNAL TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN DIETRICH Alan Dietrich	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SIGNAL RECORDING TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ HARRY J. BINCK Harry J. Binck	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SIGNAL SOLUTIONS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CHARLES KICK III Charles Kick III	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS CODEM SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN DIETRICH Alan Dietrich	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

NAI TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEVEN T. SCHORER Steven T. Schorer	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer and Secretary, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS OPTRONICS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED L. MARION Fred L. Marion	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS FPA, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive, Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SENSORS & TARGETING SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED L. MARION Fred L. Marion	President (Principal Executive, Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS DATA & IMAGING SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED L. MARION Fred L. Marion	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS INFRARED TECHNOLOGIES, L.P.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED L. MARION Fred L. Marion	President (Principal Executive, Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TECHNOLOGIES CANADA, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID W. STAPLEY David W. Stapley	President, Director (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS COMMUNICATIONS COMPANY, LLC
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD DANFORTH Richard Danforth	President, Director (Principal Executive, Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS UNMANNED TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED L. MARION Fred L. Marion	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT RUSSO Robert Russo	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS INTERNATIONAL, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

NIGHT VISION EQUIPMENT CO., INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ FRED L. MARION Fred L. Marion	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

TECH-SYM CORPORATION
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TEST & ENERGY MANAGEMENT, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ GARY P. SMITH Gary P. Smith	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TRAINING & CONTROL SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ EDWIN R. EPSTEIN Edwin R. Epstein	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS EW & NETWORK SYSTEMS, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ EDWIN R. EPSTEIN Edwin R. Epstein	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

INTEGRATED DEFENSE TECHNOLOGIES, INC.
By:	/s/ NINA LASERSON DUNN
	Name:	Nina Laserson Dunn
	Title:	Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT F. MEHMEL Robert F. Mehmel	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006
/s/ MARK S. NEWMAN Mark S. Newman	Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

DRS TACTICAL SYSTEMS GLOBAL SERVICES, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICHARD P. MCNEIGHT Richard P. McNeight	President (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer, Director (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey on January 6, 2006.

MAXCO, INC.
By:	/s/ NINA LASERSON DUNN Name: Nina Laserson Dunn Title: Authorized Signatory

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Mark S. Newman and Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462 (b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK S. NEWMAN Mark S. Newman	President, Director (Principal Executive Officer)	January 6, 2006
/s/ RICHARD A. SCHNEIDER Richard A. Schneider	Treasurer (Principal Financial and Accounting Officer)	January 6, 2006
/s/ NINA LASERSON DUNN Nina Laserson Dunn	Secretary, Director	January 6, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for common stock, preferred stock warrants and debt securities*
3.1	Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Registration Statement No. 33-64641, Post-Effective Amendment No. 1 filed on May 10, 1996, Exhibit 3.4]
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Form 8-K filed on August 14, 1997, Exhibit 3.9].
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Form 10-Q filed on August 14, 2001, Exhibit 3.9]
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Registration Statement No. 333-112423, Exhibit 3.4, filed on February 2, 2004]
3.5	Amended and Restated By-Laws of DRS Technologies, Inc. [Form 10-K filed on June 14, 2004, Exhibit 3.5]
4.1	Form of Senior Indenture (filed herewith)
4.2	Form of Subordinated Indenture (filed herewith)
4.3	Form of any Senior Note with respect to each particular series of Senior Notes issued hereunder*
4.4	Form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder*
4.5	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*
4.6	Form of Debt Warrant Agreement*
4.7	Form of Debt Warrant Certificate*
4.8	Form of Stock Warrant Agreement*
4.9	Form of Stock Warrant Certificate*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (New York) (filed herewith)
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (filed herewith)
23.1	Consent of KPMG LLP (filed herewith)
23.2	Consent of Buckno Lisicky & Company, independent accountants, related to the combined financial statements of Night Vision Equipment Co., Inc. and Excalibur Electro Optics, Inc. (filed herewith)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (New York) (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility on Form T-1 of the Trustee under the Senior Indenture (filed herewith)
25.2	Statement of Eligibility on Form T-1 of the Trustee under the Subordinated Indenture (filed herewith)

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

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CALCULATION OF REGISTRATION FEE
TABLE OF ADDITIONAL REGISTRANTS
Table of Contents
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DRS TECHNOLOGIES, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF WARRANTS
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
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EXHIBIT INDEX